Exhibit 99.1

PLBY Group Closes Strategic Partnership with Byborg Enterprises SA

Byborg Enterprises Licenses Digital IP and Select Playboy Digital Assets for $300 Million in Minimum Guaranteed Payments Over Initial 15-Year Term

Byborg Commits to Buy A Minimum of $25 Million of Additional Equity

LOS ANGELES, December 16, 2024 (GLOBE NEWSWIRE) -- PLBY Group, Inc. (NASDAQ: PLBY) (“PLBY Group” or the “Company”), owner of Playboy, one of the most recognizable and iconic brands in the world, announced today that it has formalized and expanded its relationship with Byborg Enterprises SA (“Byborg”), a privately held premium online entertainment company that is redefining the future of human interaction and reshaping digital relationships through innovative technology. Specifically, PLBY Group has closed the previously announced long-term, exclusive licensing agreement, and signed an additional securities purchase agreement with Byborg Enterprises.

Ben Kohn, Chief Executive Officer of PLBY Group, commented, “Partnering with Byborg aligns the Playboy brand and content with a proven operator of premium online entertainment. Byborg has an established track record of growing audiences, monetizing content, and leveraging proprietary technology to create new and compelling revenue streams. Together with Byborg’s 70 million daily site visitors, I am confident we will expand the Playboy brand to new and significant audiences. Additionally, by licensing our brand and allowing Byborg to operate our legacy adult sites, linear TV channel and the Playboy Club, our creator platform, we will accelerate our transition to a more profitable asset-light business model. Once the transition is completed (expected to be by June 30, 2025), we will focus on expanding our licensing business and investing in our brand. We expect to take significant costs out of PLBY Group, achieve meaningful EBITDA and be cash flow positive. Core to the contemplated strategic partnership is pursuing additional new revenue streams, including AI dating and experiences, webcam products and other initiatives, which will leverage existing Byborg intellectual property.”

Andras Somkuti, Managing Director of Byborg Enterprises SA, commented, “Playboy is one of the largest and most recognizable brands in the world. It has always been one of the top lifestyle brands and the premium brand in the NSFW space. Coupling our outstanding technology, products and management expertise with such a strong brand is a winning combination. We believe there is significant potential to expand audiences, introduce meaningful new revenue streams, develop innovative products and deliver substantial growth. Given that potential, we are also pleased to increase our shareholding in PLBY Group through an additional equity commitment.”

Licensing Agreement

Pursuant to the licensing agreement, Byborg will license certain Playboy digital intellectual property and operate Playboy Plus, Playboy TV (both linear and digital) and the Playboy Club. The agreement includes $20 million in annual minimum guaranteed payments to PLBY Group over the initial 15-year term, for a total of $300 million against 25% of the net profits from the businesses. The licensing agreement includes up to nine 10-year extensions that are dependent on Byborg achieving certain operational milestones. Additional details will be included in a Form 8-K to be filed with the Securities and Exchange Commission.

Securities Purchase Agreement

In addition, PLBY Group entered into a securities purchase agreement (the “SPA”) with an affiliate of Byborg (the “Purchaser”), pursuant to which the Company would sell to the Purchaser $25 million in newly issued, unregistered shares of the Company’s common stock at a price of $1.50 per share as long as the stock price shortly prior to the anticipated filing of the preliminary proxy for a special meeting of stockholders is at or below $1.65 per share. The additional share sale is subject to the approval of the Company’s stockholders at such special meeting.

In the event that the market price of the Company’s common stock is above $1.65 shortly prior to the filing of the preliminary proxy for the special meeting, the Purchaser will have the option to either amend the terms of the SPA to purchase shares at 90% of the then-current 5-day volume-weighted average share price (“VWAP”) and to revise the number of shares to be purchased, subject to a minimum aggregate commitment of $25 million and a maximum holding following the closing of the SPA of 29.99%, otherwise the SPA would terminate. For example, should the 5-day VWAP be $3.00 just prior to the filing of the preliminary proxy, Byborg would have the option to amend the SPA to buy a specified number shares at $2.70 (90% of the 5-day VWAP), subject to the minimum dollar commitment and maximum number of shares described above.

The purchase and sale of the additional stock in both cases would be subject to PLBY Group’s stockholders voting in favor of the deal at a special meeting to be called for such purpose, and is expected to close promptly following such approval.

As previously announced on November 5, 2024, the Purchaser purchased 14.9 million newly issued, unregistered shares of common stock of PLBY Group for a price of $1.50 per share, for a total purchase price of $22.35 million. Those shares, as well as any new shares purchased by Byborg, are subject to a lock-up period ending November 5, 2025. Byborg also entered into a standstill agreement capping its total holdings in PLBY Group at 29.99%. As a result of the initial equity purchase, beginning in 2025, PLBY Group will appoint a director nominated by Byborg and will also add a mutually agreed new independent director.

About Byborg Enterprises SA

Headquartered in Luxembourg, Byborg Enterprises SA is a privately held premium online entertainment company that is redefining the future of human interaction and reshaping digital relationships through innovative technology. Founded with a global mindset, the company aims to reach every corner of the world. With over 70 million daily visitors engaging with their streaming and technology products, Byborg Enterprises SA facilitates seamless interaction among people 24/7. More information is available at https://www.byborgenterprises.com/.

About PLBY Group, Inc.

PLBY Group, Inc. is a global pleasure and leisure company connecting consumers with products, content, and experiences that help them lead more fulfilling lives. PLBY Group’s flagship consumer brand, Playboy, is one of the most recognizable brands in the world, driving billions of dollars in global consumer spending, with products and content available in approximately 180 countries. PLBY Group’s mission—to create a culture where all people can pursue pleasure—builds upon over 70 years of creating groundbreaking media and hospitality experiences and fighting for cultural progress rooted in the core values of equality, freedom of expression and the idea that pleasure is a fundamental human right. Learn more at http://www.plbygroup.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance, growth plans and anticipated financial impacts of its strategic opportunities and corporate transactions. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) the inability to maintain the listing of the Company’s shares of common stock on Nasdaq; (2) the risk that the Company’s completed or proposed transactions disrupt the Company’s current plans and/or operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from any transactions; (3) the ability to recognize the anticipated benefits of corporate transactions, commercial collaborations, commercialization of digital assets, cost reduction initiatives and proposed transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and the Company’s ability to retain its key employees; (4) costs related to being a public company, corporate transactions, commercial collaborations and proposed transactions; (5) changes in applicable laws or regulations; (6) the possibility that the Company may be adversely affected by global hostilities, supply chain delays, inflation, interest rates, foreign currency exchange rates or other economic, business, and/or competitive factors; (7) risks relating to the uncertainty of the projected financial information of the Company, including changes in the Company’s estimates of cash flows and the fair value of certain of its intangible assets, including goodwill; (8) risks related to the organic and inorganic growth of the Company’s businesses, and the timing of expected business milestones; (9) changing demand or shopping patterns for the Company’s products and services; (10) failure of licensees, suppliers or other third-parties to fulfill their obligations to the Company; (11) the Company’s ability to comply with the terms of its indebtedness and other obligations; (12) changes in financing markets or the inability of the Company to obtain financing on attractive terms; and (13) other risks and uncertainties indicated from time to time in the Company’s annual report on Form 10-K, including those under “Risk Factors” therein, and in the Company’s other filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date which they were made. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact:
Investors: FNK IR – Rob Fink / Matt Chesler, CFA – investors@plbygroup.com
Media: press@plbygroup.com
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